Exhibit 10.4

PURCHASE AND SALE AGREEMENT

by and between

NOVA BIOFUELS SENECA, LLC (“PURCHASER”)

AND

L&L PROPERTIES LLC

AND

SHIPYARD INDUSTRIAL PARK, INC (together, “SELLER”)

for the premises commonly known as

LOT 1, SHIPYARD INDUSTRIAL PARK, SENECA, IL

PURCHASE/SALE AGREEMENT

THIS AGREEMENT made as of June 23rd, 2006 by and between Nova Biofuels Seneca, LLC, a Delaware limited liability company (“Purchaser”), and L&L Properties LLC, an Illinois limited liability company (“L&L”), and Shipyard Industrial Park, Inc, an Illinois corporation (“SIP” and together with L&L, Seller”):

WITNESSETH:

WHEREAS:

A.     Seller owns the property which is described in Exhibit A hereto (the “Property”) commonly known as Lot 1 in Shipyard Industrial Park, Seneca, Illinois:

B.     Subject to the terms and conditions hereinafer specified, Purchaser desires to purchase, and Seller desires to sell, the Property:

NOW, THEREFORE, in consideration of the premises, and the mutual covenants herein contained and for other valuable consideration, each to the other given and obtained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Preamble, Exhibits, Definitions. The preamble hereto and the exhibits attached hereto (collectively, the “Exhibits”) are a part of this agreement (hereinafter referred to as this or the “Agreement”). Any word or phrase which appears in this Agreement set off by quotation marks and capitalized shall for purposes of this Agreement have the meaning denoted by its context. Wherever such words and phrases defined herein are intended to have their defined meanings, the first letter of each such word, and the first letters of all substantive words in each such phrase shall be capitalized.

2.     Purchase and Sale Agreement; Price. For the Purchase Price and subject to the terms and conditions hereinafter specified, Purchaser agrees to purchase, and Seller agrees to sell, the Property for the price of Three Million Six Hundred Fifty Thousand Dollars ($3,650,000) (the “Purchase Price”) subject to the adjustments thereto specified in Paragraph 12 hereof.

3.     Escrow. Concurrently with the execution of this Agreement, the parties hereto shall, through their respective counsel, establish an escrow (the “Escrow”) with Chicago Title Insurance Company (“Title Insurer”, or in its capacity as escrowee, “Escrowee”) pursuant to an escrow agreement (the “Escrow Agreement”), substantially in the form of Exhibit B hereto.

4.     Earnest Money. Concurrently with the execution of this Agreement and the Escrow Agreement, Purchaser is depositing with Escrowee Fifty Thousand Dollars ($50,000) (the “Initial Earnest Money”). The Initial Earnest Money shall be held in the Escrow and disbursed in accordance with the provisions of the Escrow Agreement.

5.     Purchaser Investigations and Elections.    Subject to the limitations hereinafter specified, and subject to being extended under the circumstances specified in Paragraph 8 hereof, Purchaser shall have the right through the date (the “First Binding Date”) which is sixty (60) days after the first date on which all due diligence documents described in Part 2 of Exhibit C hereto have been delivered by Seller to Purchaser (and thereafter to the Closing Date so long as Purchaser has not terminated this Agreement prior to closing in accordance with this Paragraph 5 or any other provision herein providing Purchaser with such right), to make such investigations and evaluations of the Property as Purchaser deems necessary or desirable. In connection with such investigations:

(a)           Purchaser acknowledges having received from Seller copies of the documents described in Part 1 of Exhibit C hereto as having been delivered, and within ten (10) days after the date hereof Seller shall deliver to Purchaser a true and correct copy of each of the documents pertaining to the Property described in Part 2 of Exhibit C hereto (collectively, the “Property Documents”).

(b)           Seller shall permit Purchaser, and representatives, agents, employees, contractors, architects, engineers, and environmental specialists, designated by Purchaser (all of whom, including Purchaser, are collectively referred to as “Property Consultants”) during regular business hours and upon Purchaser’s reasonable notice to Seller access to and entry upon the Real Property to inspect and determine the condition of the Property, including, but not limited to, performing any studies with respect to geotechnical, land site capacity for structural integrity and environmental matters, provided, however:

(i)            prior to commencing any tests, or taking any samples or otherwise engaging in activities affecting the physical condition of the Property, Purchaser shall deliver to Seller evidence, in form and substance reasonably satisfactory to Seller, that Purchaser and each Property Consultant engaged by it and entering on the Property to perform such tests, or take such samples, or otherwise engage in activities affecting the physical condition of the Property are covered by adequate commercial general liability insurance, and with respect to all persons at any time entering on the Property in connection with such inspections, and workers’ compensation insurance and employers’ liability insurance, all with companies, coverages and amounts reasonably satisfactory to Seller; and

(ii)           all inspections, reviews and investigations shall be at the sole risk and expense of Purchaser and to the extent permitted by law, Purchaser shall defend, indemnify and hold Seller, its beneficiaries, employees, agents, officers, directors, shareholders, parents, subsidiaries and affiliates (collectively, “Seller Indemnities”) harmless from and against any and all fees, charges, claims, causes of action, demands, injuries, damages to persons or property, costs, expenses (including reasonable attorneys’ fees) or liability (collectively, “Liability”) imposed upon, suffered by, incurred by or asserted against the Indemnified Parties as a result of those inspections, reviews and investigations, including, without limitation, Liability arising out of or relating to acts of any Property Consultants engaged by Purchaser or any third party contractors engaged by any of them, and any Liability resulting from any injury to any person or damage to or loss of any part of the Property arising from any such investigations or tests made by any of the Property Consultants.

(c)     Purchaser shall cause the information disclosed to or acquired by it or its Property Consultants in connection with the inspections and reviews described in this Paragraph 5 or otherwise provided by Seller pursuant to any other paragraph of this Agreement, to the extent such information is not a matter of public knowledge or readily available to the public, to be held in confidence and not disclosed prior to the Closing Date to any party other than as may be reasonably required in connection with Purchaser obtaining financing for or licenses, approvals, or permits to operate the Property

Purchaser shall have the right through the First Binding Date to terminate this Agreement, if Purchaser, in its sole discretion, is not satisfied with the results of such inspection, by giving Seller and the Escrowee notice of the exercise by Purchaser of its right to so terminate prior to 5:00 p.m. (where the Land is located) on the First Binding Date. If Purchaser does so exercise its right to terminate this Agreement prior to 5:00 pm on the First Binding Date, the Initial Earnest Money shall be paid to Purchaser and this Agreement shall terminate and be of no further force or effect, except as otherwise specified in the next sentence. The obligation of Purchaser under clause (b) above (the “Indemnity Obligation”) shall survive, and be enforceable after, the Closing or a termination of this by Agreement by either party hereto prior to Closing pursuant to any provision herein permitting such termination. After the First Binding Date, the Earnest Money shall become fully non-refundable and payable to Seller except as specifically provided under the terms of this Agreement or under circumstances where the Seller has failed or refused to close; is unable to deliver title to the Property as required by this Agreement; is in violation of its representations and warranties hereunder; or has otherwise breached its obligations hereunder (each, a “Seller Default”). Purchaser shall have the right to extend the Binding Date (as extended, the “Extended Binding Date”) for four (4) additional periods of thirty (30) days each by depositing with Escrowee an additional Twenty-Five Thousand Dollars ($25,000) of Earnest Money, per extension, (the “Additional Earnest Money”, and together with the Initial Earnest Money, the “Earnest Money”) which Additional Earnest money shall be non-refundable except as specifically provided under the terms of this Agreement or following a Seller Default. At Closing, the Earnest Money and any Additional Earnest Money shall be applied toward the Purchase Price. If Purchaser terminates this Agreement at any time following the Binding Date for any reason other than a Seller Default, the Earnest Money and any Additional Earnest Money shall be paid to the Seller and this Agreement shall terminate and be of no further effect except that the Indemnity Obligation shall survive as set forth above.

6.     Title Matters. Seller shall convey to Purchaser (or Purchaser’s Grantee, as defined in Paragraph 2 (a) of the Escrow Agreement, if Purchaser so elects in accordance herewith), by a recordable warranty deed, good and marketable fee simple title to the Real Property and such other estates, if any, as comprise the Appurtenances, subject only to (i) the matters enumerated in Exhibit D hereto (all of which matters are hereinafter collectively referred to as “Permitted Title Exceptions”) and (ii) each and every Insured Exception (hereinafter defined). Within thirty (30) days after the date hereof, Seller shall:

(a)     cause the Title Insurer to provide Purchaser with:

(i)       a commitment (the “Title Commitment”) dated after the date hereof for an extended coverage owner’s policy of title insurance (ALTA form 1992), in the amount of the Purchase Price, naming Purchaser as the proposed insured and covering the title to the Real Property and each of the Appurtenances, if any, comprising a recorded easement for the benefit of the Land (each an “Insurable Easement”) (the Real Property and every Insurable Easement are hereinafter collectively referred to as the “Real Estate”);

(ii)      a legible and complete copy of each of the instruments and documents referred to in the Title Commitment;

(iii)     evidence that the Title insurer is prepared to issue and make a part of the policy described in the Title Commitment (the “Title Policy”) such endorsements as are enumerated in Exhibit E hereto (collectively, together with such endorsements as are agreed upon in accordance herewith to provide coverage over each Insured Exception, the “Title Insurance Endorsements”), which evidence shall include specimen forms of such required Title Insurance Endorsements.

(b)     deliver to Purchaser a plat of survey of the Real Estate made after the date hereof and so certified by a licensed Illinois land surveyor and bearing a certificate, naming Purchaser (and upon request of Purchaser, Purchaser’s lender) as one of the parties to whom it is addressed, signed and sealed by said surveyor, that (i) said plat and survey on which it is based were made in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and ACSM in 1999, and includes Items 1-4, 6, 7(a), 7(b), 7(c), 8-10, 11 (a), and 14-16 of Table A thereof, and (ii) said plat reflects the locations of all building lines, easements and areas affected by any recorded documents affecting the Property, as disclosed in the Title Commitment (identified by issuer, commitment number, and an effective date after the date hereof) (the “Plat of Survey”).

If (i) the Title Commitment discloses anyone other than Seller as being vested with fee simple title to the Real Property, (ii) any title exception is disclosed in Schedule B to the Title Commitment which is not one of the Permitted Title Exceptions, or (iii) a matter (which is not a Permitted Title Exception) is disclosed in the Plat of Survey that renders title unmarketable (any such adverse title finding, exception or survey matter being hereinafter referred to as a “Title Defect”), Seller shall use reasonable efforts to cure each such Title Defect (i.e., take such action as will induce the Title Insurer to eliminate such Title Defect from the Title Commitment and/or will induce the surveyor providing the Plat of Survey to amend the same to show the absence of any such Title Defect), and if not curable, to cause the Title Company to insure against loss or damage resulting therefrom, pursuant to an endorsement in form and substance reasonably acceptable to Purchaser (which, in any event, shall require the Title Insurer to agree to issue the same endorsement to any subsequent title policy covering the Real Estate), provided, however, Purchaser shall have no obligation to accept insurance over any Title Defect, if Purchaser, in its sole discretion, believes such insurance to be unacceptable in relation to the risk presented by said Title Defect. Purchaser shall have fifteen (15) days from its receipt of the Title Commitment, all underlying documents and the survey to notify Seller of any Title Defect. In the event that any update to the Title Commitment includes a reference to a new lien, encumbrance or other defect which constitutes a Title Defect, Purchaser shall have an additional fifteen (15) day period to notify Seller of such defect. Notwithstanding the foregoing, Purchaser need not specify as a Title Defect any encumbrance securing an obligation in a fixed or ascertainable amount which is less than the amount of cash to be paid by Purchaser at Closing and which lien or encumbrance Seller shall cause to be released upon payment of said amount at Closing. Any and each Title Defect which the Title Company is willing to insure over on terms acceptable to Seller and Purchaser, as aforesaid, is herein referred to as an “Insured Exception.” If within ten (10) days after the document disclosing such Title Defect is provided to Seller, or such later time as Purchaser may agree to, Seller informs Purchaser that any such Title Defect cannot be cured or insured over in the manner aforesaid (which event shall not constitute a default on Seller’s part unless hereafter willfully causes such Title Defect, which shall constitute a default on Seller’s part), or that Seller is unable to obtain one or more of the title insurance endorsements described above. Purchaser shall have the right either to (i) terminate this Agreement by giving Seller notice of such election within ten (10) days after receipt of Seller’s notice; or (ii) accept title with such Title Defect, or without such required Title Insurance Endorsement, as the case may be, which shall be deemed Purchaser’s election if this Agreement is not so terminated, in the manner aforesaid, and in which case each such Title Defect not so cured or insured over shall be deemed added to and made a part of the Permitted Title Exceptions. Should Purchaser elect to so terminate this Agreement, the Earnest Money shall be returned to Purchaser within five (5) days after notice of such election, and thereupon this Agreement shall have no further force or effect, except as otherwise specified in Paragraph 5 hereof. If Seller does not so notify Purchaser within the aforesaid ten (10) day period that a Title Defect cannot be cured or insured over, Seller shall cause such Title Defect to be cured or insured over at or prior to Closing. The Title Commitment, Title Insurance Endorsements, and the Plat of Survey shall constitute conclusive evidence of Seller’s good and marketable title to the Real Property, as to all matters insured and disclosed thereby, respectively.

7.     Representations and Warranties of Seller. To induce Purchaser to execute, deliver and perform its obligations under this Agreement, Seller hereby represents and warrants to Purchaser on and as of the date hereof as follows:

(a)     SIP is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Illinois and duly authorized to transact business in and in good standing under the laws of the State of Illinois.

(b)     L&L is a limited liability company, duly organized, validly existing, and in good standing under the laws of the state of Illinois and duly authorized to transact business in and in good standing under the laws of the State of Illinois.

(c)     Except for Seller, there are no persons in possession or occupancy of the Real Property or any part thereof, nor are there any persons who have possessory rights in respect to the Real Property or any part thereof.

(d)     Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto; all required action and approvals therefor have been duly taken and obtained, and the individuals signing this Agreement and all other documents executed pursuant hereto on behalf of Seller are duly authorized to sign the same on Seller’s behalf and to bind Seller thereto; Seller’s execution of and performance under this Agreement shall not constitute a breach of any agreement, understanding, order, judgment or decree, written or oral, to which Seller is a party, or to which any part of the Property may be subject, or by which Seller may be bound.

(e)     Neither L&L or SIP is a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

(f)     There are no claims, causes of action or other litigation or proceedings pending or, to the best of Seller’s knowledge (as defined below), threatened in respect to the ownership or operation of the Property or any part thereof (including disputes with governmental authorities, utilities, contractors, adjoining land owners).

(g)     Seller has not received any notice of any fire, health, safety, building, pollution, environmental, zoning or other violations of law in respect to the Property, which have not been entirely corrected.

(h)     To the best of Seller’s knowledge, there is no pending or threatened,  (i) condemnation of any part of the Property, or (ii) widening, change of grade or limitation on the use of streets abutting the Property.

(i)     There are no contracts, agreements, leases, licenses, invoices, bills or understandings of any nature, written or oral, formal or informal to which Seller is a party or otherwise bound, other than as may be expressly set forth herein, which Purchaser, upon becoming owner of the Property, will be required to assume or pay or to which Purchaser may, as a consequence of entering into or closing this Agreement, may become bound without Purchaser’s express and prior written consent.

(j)     There are no options or rights in any party to purchase, or acquire any ownership interest in the Property, and Seller shall not grant any such options or rights prior to Closing.

(k)     There are no judgments or decrees of any kind affecting the Property that are unpaid or unsatisfied of record; the Property is not in the hands of a receiver; no application for any such receivership is pending; no petition in bankruptcy has been filed by or against Seller.

and there are no actions, proceedings, or investigations pending or, to the best of Seller’s knowledge, threatened against or affecting Seller or the Property, and no basis known to Seller for the same, which, if decided adversely, would affect the Seller’s ability to carry out the transaction contemplated by this Agreement or would interfere with or prevent the use of the Property for its industrial purposes.

(l)       All Improvements made to the Property comply with applicable building codes, provided that the slate siding and pipe insulation in the building previously constructed by the government may contain asbestos.

(m)     All of the mechanical systems in the Improvements, including the water, sewer, plumbing, heating, ventilation, electrical, air conditioning and sprinkler systems, if any, are in working order.

(n)     The present use of the Property complies with existing zoning regulations.

(o)     There are no governmental or private land use restrictions on the Property that prohibit the use of the Property for biodiesel fuel production.

(p)     Except to the extent otherwise expressly disclosed in any report pertaining to the Property obtained by Purchaser or made available to Purchaser prior to the Closing Date, to the best of Seller’s knowledge Seller and the Property are currently in compliance with all, and otherwise not liable under any, applicable environmental laws, neither Seller nor any of its predecessors in title to, or possession of the Property, has violated or been found otherwise liable under any applicable environmental law.

If, prior to the Closing Date, any event or change in circumstances occurs, through no fault of Seller, which causes one or more of the foregoing representations and warranties to be no longer true and correct, Seller shall inform Purchaser of such fact within three (3) days after Seller learns of the occurrence of such change in circumstances (but in no event later than the Closing Date). The representations and warranties of Seller specified above shall be deemed remade as of the Closing Date, unless and except to the extent modified in accordance with the preceding sentence. The representations and warranties specified above, as remade on the Closing Date, as aforesaid, shall survive for a period of one (1) year after the Closing Date but not thereafter unless (i) Purchaser shall have given Seller written notice of an alleged breach of such representation or warranty within said survival period, or (ii) Purchaser’s failure to discover such breach shall have been caused by the act or omission of Seller constituting common law fraud, in either of which events the representation or warranty shall continue to survive. Seller shall defend, indemnify and hold Purchaser harmless from and against any and all damage, cost, liability and expense resulting from any material breach of any of the representations and warranties specified herein. Any investigation or inspection conducted by Purchaser in order to verify independently Seller’s satisfaction of any conditions precedent to Purchaser’s obligations hereunder and/or the truth and accuracy of Seller’s representations and warranties specified herein shall not in any way abrogate any of said representations and warranties or constitute any waiver by Purchaser of its reliance thereon, unless prior to the Closing Date, Purchaser receives written or other documentary evidence (or is otherwise informed by a third-party performing testing on Purchaser’s behalf) of facts which would make any of the aforesaid representations and warranties materially untrue or inaccurate and fails to disclose such facts to Seller prior to the Closing Date. If prior to the Closing Date, Seller takes such action as cures or mitigates to Purchaser’s satisfaction any adverse effect on Purchaser resulting from any such breach of warranty or representation of which Purchaser gives it notice, as aforesaid, such breach shall be deemed cured and of no further force or effect hereunder.

8.     Conditions Precedent to Purchaser’s Obligations. Purchaser’s obligations under this Agreement are subject to each of the following described conditions precedent having been satisfied to Purchaser’s satisfaction, or otherwise waived in writing by Purchaser (except as otherwise specified in the last sentence of this Paragraph 8, no such waiver shall be presumed or inferred from any action or inaction of Purchaser), which Purchaser shall have the right, but no obligation, to do:

(a)     As of the Closing Date, Seller shall have fully and timely performed all of its obligations under this Agreement, including, but not limited to, furnishing to Purchaser the Evidence of Title specified in Paragraph 6 hereof.

(b)     Between the date hereof and the Closing Date, no facts, circumstances, or events shall have occurred, or become known to Purchaser, which would make any of the representations and warranties of Seller specified in Paragraph 7 hereof materially untrue, incorrect or misleading, or which, with respect to any statement based on the best of Seller’s knowledge, would make said statement materially untrue, incorrect or misleading and which, in either case, are not cured or mitigated by Seller prior to the Closing Date in accordance with the last sentence of Paragraph 7 hereof.

(c)     Seller has performed all obligations pursuant to Paragraph 14 of this Agreement.

(d)     Purchaser has entered into an Agreement with CSX Transportation, Inc. (“CSX”) in a form acceptable to Purchaser, pursuant to which CSX has agreed to provide railroad service to and from the L&L Property; and

(e)     Purchaser has entered into an agreement or agreements, with Seller or other applicable service providers in form acceptable to Purchaser, pursuant to which the Purchaser shall have rights to access and utilize docks on the property.

In the event any of the conditions precedent specified in sub paragraph (a)-(c)above is not satisfied (and Purchaser does elect to waive the same), Purchaser shall have the right to terminate this Agreement by giving Seller notice of its election to do so on or before the Closing Date whereupon the Escrow shall be terminated and except as otherwise specified in Paragraph 5 hereof this Agreement shall have no further force or effect. If the Closing occurs, all of the aforesaid conditions precedent shall conclusively be deemed to have been satisfied or otherwise waived by Purchaser.

9.        Maintenance and Operation of Property Prior to Closing Date. From and after the date hereof to the Closing Date, Seller shall refrain from encumbering any of the Property, and shall maintain in force insurance coverage the same as the coverages which currently are in force.

10.      Seller Indemnification. Subject to the limitation hereinafter specified, Seller shall indemnify and hold Purchaser, and its agents, officers, directors and employees (collectively, the “Purchaser Indemnitees”) harmless from and against any and all Costs pertaining to any claims which are asserted against any of the Indemnitees and which are allegedly based on or otherwise arising out of a violation of any environmental law during the ownership and operation of the Property by Seller. Seller shall have no obligation under the preceding sentence unless such indemnitees against whom any such claim is asserted promptly notify Seller of any such claim, and that such Indemnitees do not incur any Costs with respect thereto (other than at their own expense) and do not take any actions, including an admission of liability, which would bar Seller from enforcing any applicable coverage under policies of insurance held by Seller or would prejudice any defense or prosecution of any claim of Seller in any appropriate legal proceedings pertaining to any such matter, or otherwise prevent Seller from defending itself with respect to any such matter, so long as Seller is resisting or defending the same in any reasonable manner which protects such Indemnitees from having to pay such Costs and so long as any such restraint by such Indemnitees does not imperil the Property or Purchaser’s interest therein. Notwithstanding the foregoing, Seller shall not be required to indemnify, hold harmless, or reimburse the indemnitees with respect to any matter (i) to the extent the same resulted from negligence or willful malfeasance of the indemnitees or (ii) for which no claim is made hereunder within one (1) year after the Closing Date. As used herein, the term “Costs” means all liabilities, judgments, penalties and fines arising out of any claims referred to in this Paragraph 10, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred in dealing with such claims or defending any actions brought thereon, and further including, in connection with any matter pertaining to an alleged or actual violation of any Environmental Laws, without limitation, the costs of any required or necessary investigation, testing, monitoring, repair, cleanup, detoxification, preparation of any closure or other required plans, or other removal, response or remedial action at or relating to the Property, and the costs of complying with any requirement of any insurer of the Property or any portion thereof, or any settlement, agreement, consent order or judgment, injunction, or restraining order relating thereto, Notwithstanding anything to the contrary contained herein Seller indemnification obligations under this Paragraph shall not exceed the Purchase Price.

11.     Closing.     Subject to Purchaser’s right to terminate this Agreement prior to its consummation, as specified in Paragraphs 6, 7, and 8 hereof, the consummation of this agreement (the “Closing”) shall occur on the date (the “Closing Date”) which is sixty (60) days after the First or Extended Binding Date as applicable or such earlier date as the parties may agree.

(a)     At Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

(1)                                  The warranty deed conveying the Property to Purchase;

(2)                                  a bill of sale conveying the Personal Property to Purchaser;

(3)                                  All keys in the Seller’s possession;

(4)                                  An ALTA Statement showing no exceptions to the assurances specified herein except for Permitted Title Exception;

(5)                                  A GAP undertaking duly executed on behalf of Seller for the period from the most recent effective date of the Title Commitment and the Closing Date;

(6)                                  A FIRPTA Affidavit from each of L&L and SIP;

(7)                                  Evidence that all necessary corporate and limited liability company authorizations required to complete the transactions contemplated hereunder have been undertaken by each of L&L and SIP;

(8)                                  Such other evidence, affidavits and indemnities as the Title Company reasonably requires to issue the Title Policy;

(9)                                  Recordable easements entered into pursuant to Section 14 hereof; and

(10)                            A certificate recertifying that all representations and warranties made by Seller in this Agreement are true and correct as of the Closing Date.

(b)     At Closing, Purchaser shall deliver or cause to be delivered to Seller the Following:

(1)                                  The Purchase Price;

(2)                                  Evidence that all necessary corporate action required to complete the transactions contemplated by this Agreement has been performed and approved by Purchaser; and

(3)                                  As necessary, counterparts to easement agreements entered into pursuant to Section 14 hereof.

12.      Prorations, Credits and Charges. At or prior to the Closing referred to in Paragraph 11 hereof, Seller shall pay (i) the costs of obtaining and/or keeping in force the Title Commitment and the premiums for the title insurance described therein (including the charge for the extended coverage Title Insurance Endorsement required hereunder) up to the amount of the Purchase Price, (ii) the costs of obtaining the Plat of Survey, (iii) one-half of the charges of Escrowee for administering the Escrow including the fee for a “New York Style Closing”, (iv) all state, county and municipal taxes imposed by law on the transfer of title to the Property, (v) the amounts required to obtain and record the release of all liens and encumbrances, if any, affecting the Property (unless the same is an Insured Exception), (vi) the charges of Seller’s counsel and other advisors to Seller including, but not limited to, the Brokers, and (vii) all costs and expenses pertaining to obtaining and delivering to Purchaser the Property Documents. Purchaser shall be responsible for paying (i) one-half of the charges of Escrowee for administering the Escrow including the fee for a “New York Style Closing”, (ii) the premiums for the Title Insurance Endorsements other than for extended coverage and for title insurance in an amount, if any, exceeding the Purchase Price, or required in connection with any loan policy of title insurance issued in connection with this transaction, (iii) all of the charges of Escrowee for administering any separate money lender’s escrow agreement in connection with this transaction, (iv) recording costs for recording the deed of conveyance and all mortgage loan documents, and (v) the charges of Purchaser’s counsel and other advisors to Purchaser. General real estate taxes which are a lien but not yet due and payable and other ad valorem taxes and other state, county or city taxes, fees, charges and assessments affecting the Property shall be prorated as of the Closing Date on an accrual basis on the basis of the most recent ascertainable amount and credited to Purchaser on the Closing Date. Said taxes shall be reprorated by the parties when and as the actual amount of such item of income or expense becomes known, and the diference between the respective actual and estimated amount shall be paid, together with interest thereon at the rate of ten percent (10%) per annum if not paid within fifteen (15) days after the amount has been determined, by the party who received a preliminary credit in excess of, or gave a preliminary credit less than the applicable amount as finally determined, as the case may be. Water, gas and electric charges shall not be prorated, provided Seller has arranged for final meter readings with respect to these charges. Seller shall remain liable for any such charges accruing prior to the Closing Date.

13.     Possession. Possession of the Property shall be delivered on the Closing Date free of any occupants or parties claiming any possessory interest therein.

14.     Easements. Seller agrees to grant to Purchaser, prior to closing, nonexclusive easements over, across and through Seller’s remaining property and existing easements within the Shipyard Industrial Park which it has the right to grant and which are reasonably necessary for the operation of Purchaser’s facilities on the Property or reasonably required by Purchaser, including but not limited to, the following:

(a) Access to railroad lines and spurs, if any, located within the Property and the Shipyard Industrial Park, together with the right to place railroad track switches or turnouts necessary to accommodate Purchaser’s use of railroad trackage constructed and used by Purchaser at or upon the Property. All tracks, lines, spurs, switches and turnarounds to be utilized by Purchaser shall he identified on the Plat of Survey.

(b) Connection of water and sanitary sewer facilities as approved by the City of Seneca or other applicable authority along designated routes as shown on the relevant documents of Seller for the Property.

(c) Connection of telephone, electric and gas lines, as approved by the appropriate utility companies, to those installed at or upon the Property

(d) Connection of streets and/or roads for vehicular traffic to roads immediately adjacent or near the Property, subject to Seller’s prior approval of any proposed curb cuts and roadway improvements for the Property

(e) Location, placement and maintenance of production and/or handling pipelines connecting the Property to wharves and/or barge mooring docks, as may be necessary for Purchaser’s activities and/or operations, and upon payment or arrangements for payment to Seller of appropriate fees therefor.

Seller shall have no obligation to furnish any easement which would in the exercise of its reasonable discretion interfere with the orderly development and/or utilization of Seller’s other property, in whole or in part, nor shall any easement exceed the height, depth or width reasonably necessary for Purchaser’s operation of its facilities on the Property. Purchaser shall notify Seller of any easements which Purchaser requires within forty-five (45) days of the date of this Agreement. Seller shall notify Purchaser within five (5) business days of its receipt of a request for easements from Purchaser as to whether Seller will grant such easement. Any and all easements in which rights shall be granted hereunder shall be embodied in written easement agreements which shall be recorded at the Closing. Reasonable surveying costs associated with the preparation of legal descriptions and surveys of the easement areas shall be borne by Purchaser.

15.     Destruction or Damage. If, after the Binding Date and prior to the Closing Date, the Improvements shall be destroyed or damaged in an amount in excess of $100,000.00 by fire, vandalism or other casualty, then Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice to such effect, within twenty (20) days after the date of receipt by Purchaser of written notification of such fire or other casualty, or (ii) within five (5) days after the determination of the amount of such damages as provided in this paragraph, whichever is later. Should Purchaser elect to so terminate this Agreement, the Earnest Money shall be returned to Purchaser within five (5) days after notice of such election, and thereupon the parties hereto shall be released from any and all further obligations hereunder except as others specified in Paragraph 5 hereof. In the event of fire, vandalism or other casualty causing damage in the amount of $100,000.00 or less, (or more than $100,000.00 and Purchaser does not elect to terminate), then Purchaser shall not have the right to so terminate this Agreement and in such event shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and at the Closing Seller shall assign the interest of Seller in and to any insurance proceeds with respect to said damage to Purchaser and Purchaser shall be given a credit against the Price in an amount equal to the amount if any deductible under the applicable insurance policies. If the Closing Date is a date prior to the expiration of the time periods specified above, the Closing shall be delayed until Purchaser makes its election within the time periods specified above.

16.           Condemnation. If, prior to the Closing Date, any proceeding, judicial, administrative or otherwise, which shall relate to the proposed taking of any portion of the Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any right of access to the Property, is instituted or commenced, Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within ten (10) days after actual receipt of written notification of any such occurrence or occurrences or the day prior to the Closing Date, whichever is earlier, whereupon all Earnest Money shall be returned to Purchaser and this Agreement shall be of no further force of effect. Failure of Purchaser to give such notice within such time shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence of which it has received notice, and Purchaser shall be credited with or be assigned all Seller’s right to any proceeds therefrom. Seller hereby agrees to furnish Purchaser written notification in respect to any such proceedings within forty-eight (48) hours of Seller’s receipt of any such notification or learning of the institution of such proceedings. Should Purchaser elect to so terminate this Agreement, the Earnest Money shall be returned forthwith to Purchaser within five (5) days after notice of such election, and thereupon this Agreement shall have no further force or effect except as others specified in Paragraph 5 hereof. If the Closing Date is less than ten (10) days following Purchaser’s receipt of such notice, then the Closing shall be delayed until Purchaser makes such election. Notwithstanding the foregoing, if such proceeding by way of condemnation or eminent domain shall be “insubstantial” Purchaser shall not have the right to terminate this Agreement but shall be credited with or be assigned all Seller’s right to any proceeds therefrom. An “insubstantial” proceeding shall be one which (i) does not relate to the taking or closing of any right of access to the Property, (ii) affects only the perimeter of the Property and does not involve more than the equivalent of $100,000.00 in value, (iii) does not enable Purchaser’s lender, if any, to terminate its loan commitment to provide financing for Purchaser’s acquisition of the Property.

17.           Remedies for Defaults.

(a)           If Purchaser defaults hereunder prior to Closing in any material respect and such default remains uncured ten (10) days after notice thereof from Seller to Purchaser in which the nature of the default is described with particularity, (and no such notice shall be required and no cure period given in respect to a default on the Closing Date) Seller shall have the right to terminate Seller’s obligations hereunder and Purchaser’s rights under this Agreement, and whatever interest in the Property is derived hereunder, by giving notice of such election to Purchaser, in which event Seller shall (i) be paid, and have the right to retain, the Earnest Money, if such default is in the performance of any obligation of Purchaser hereunder other than the Indemnity Obligation, which payment to Seller of the Earnest Money in respect of such default shall be Seller’s sole and exclusive remedy therefor (Seller and Purchaser each agreeing that the amount of said Earnest Money to be so paid to Seller under such circumstances is the mutually agreed upon amount of compensation to Seller for making the Property available to Purchaser on the terms and during the pendency of this Agreement, and that the payment thereof will not result in a penalty or forfeiture, and shall be in lieu of any other remedy or damages), and (ii) be paid by Purchaser Seller’s damages resulting from any default by Purchaser in performing the Indemnity Obligation.

(b)           If Seller defaults hereunder prior to Closing in any material respect and such default remains uncured ten (10) days after notice thereof from Purchaser to Seller in which the nature of the default is described with particularity, (and no such notice shall be required and no cure period given in respect to a default on the Closing Date) Purchaser may elect, as Purchaser’s sole and exclusive remedy, either to: (i) terminate Purchaser’s obligations hereunder by giving notice of such election to Seller, in which event the Earnest Money shall be returned to Purchaser, and Seller shall, subject to the conditional limitation hereinafter specified, reimburse Purchaser for Purchaser’s actual documented out-of-pocket expenses incurred by it in connection with entering into this Agreement, making and causing to be made evaluations and investigations of the Property, and arranging financing to consummate the purchase of the Property (including, but not limited to, non-refundable loan commitment fees and other borrowing costs).

or (ii) compel Seller to perform its obligations hereunder in accordance with the terns hereof through an action for specific performance. In the event Purchaser elects to terminate its obligations hereunder, as aforesaid, Seller’s obligations to reimburse Purchaser for its out-of-pocket expenses shall not exceed in the aggregate $100,000 unless Seller has acted fraudulently, in which case there shall be no such limitation, and Purchaser shall be entitled to such other damages as the law allows. For purposes of this Agreement, a default by either party hereunder shall be deemed material unless damages for such default are an adequate remedy at law and the amount thereof does not exceed $10,000.00, and in the event of a non-material default by either party, the other party’s sole and exclusive remedy therefor shall be money damages.

18.           No Assignments; Binding Effect. Neither party shall assign this Agreement without the other party’s prior written consent, except that Purchaser may assign its rights hereunder to any entity which it controls, is controlled by or is under common control or ownership with Purchaser. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

19.           Real Estate Brokers. Each party represents to the other that it has not engaged the services of, or been assisted by, any real estate broker or sales person in connection with this transaction. If any claims for brokerage commissions or fees are ever made against Seller or Purchaser in connection with this transaction by anyone, all such claims shall be defended and/or paid by the party whose actions or alleged commitments form the basis of such claim, and the party whose actions or commitments form the basis of such claim shall indemnify and hold harmless the other from and against any and all such claims and demands with respect to any brokerage fees or agents’ commissions or other compensation asserted by any person, firm or corporation in connection with this contract or the transactions contemplated hereby.

20.           Notices.   Each notice, request, demand, approval, consent, election, or other communication permitted or required to be given hereunder (each being herein referred to as a “Notice”) shall be in writing, shall be effective for all purposes if delivered by hand or by means of a service, including, but not limited to, the United States Postal Service, which provides proof of delivery (or attempted delivery, as the case may be), and shall conclusively be deemed given on the date of actual receipt by the party to which it is directed, notwithstanding any further direction to the attention of any individual or department, provided that where provision is made for the attention of any individual or department, the Notice shall be effective only if the wrapper in which it is sent is addressed in accordance with such provision, or on the date such a delivery is attempted but cannot be made because of a changed address of which no Notice was given, rejection, or other refusal to accept said delivery. Each party hereto may from time to time request, as shown below, or by Notice given in the manner aforesaid, that a copy of any Notice given in accordance with this section be sent to no more than two (2) additional representatives of the party making such request, addressed in the manner indicated in such request, in which event the party to whom such request is made shall send via regular mail, postage prepaid, on the day of personally delivering or depositing for delivery via mail or courier service any Notice intended for the party making such request, a copy thereof to the representative so designated, provided, however, that the effectiveness and date of giving any Notice to any party shall, for all purposes hereunder, be determined solely by the provisions of the first sentence of this section. Notices shall be addressed to the respective parties, as follows:

If for Seller:	Shipyard Industrial Park, Inc.
520 Shipyard Road
Seneca, Illinois 61360
Attn: George R. Lamb

with a copy to:	Paul E. Root, Attorney at Law
P.O. Box 688
Morris, Illinois 60450

If for Purchaser:	Nova Biofuels Seneca, LLC
c/o Nova Energy Holding, Inc. 2777 Allen Parkway, Suite 800 Houston, Texas 77019
Attn: Dallas Neil

with a copy to:	Baker & McKenzie LLP
130 East Randolph Drive Chicago, Illinois 60601
Attn: Christopher L. Kopecky

Each party hereto may, from time to time, change the address or name specified above for it by giving Notice to the other party (or parties. as the case may be) in accordance with this section.

21.           Governing Law. This Agreement shall be construed, and the terms hereof shall be enforceable, in accordance with the internal laws (as distinguished from the conflicts of law provisions) of the State of Illinois, and in the event any legal proceedings are brought in connection with this Agreement, the parties agree that the venue therefor shall be only state and federal courts located in LaSalle County, Illinois, and the courts to which an appeal therefrom may be taken.

22.           Expenses of Enforcement. In the event of litigation between the parties with respect to the Property, this Agreement, the performance of their obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees.

23.           Amendments. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

24.           Non-Business Days. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice or for the satisfaction of any condition precedent, as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery or satisfaction of such condition shall ipso facto extended to the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Illinois for observance thereof.

25.           Construction of Agreement; Entire Agreement. This Agreement shall not be construed more strictly against one party than against the other merely because of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement. The headings of various paragraphs in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof. This Agreement supersedes all previous agreements between Seller and Purchaser pertaining to the Property and this Agreement therefore constitutes the entire agreement and understanding of the parties hereto.

26.           Survival of Certain Provisions. The provisions of this Agreement, which by their nature are intended to be performed or be applicable after the Closing, shall not merge in the deed of conveyance and shall survive the Closing (but only for the duration specified in Paragraph 7 with respect to the matters specified therein), and all other provisions of this Agreement shall have no further force or effect after the Closing, if a Closing occurs.

27.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the day and year first above written:

PURCHASER:		SELLER:

NOVA BIOFUELS SENECA, LLC		SHIPYARD INDUSTRIAL PARK, INC

By:	/s/ Dallas Neil	By:	/s/ George R. Lamb
Name:	Dallas Neil	Name:	George R. Lamb
Its:	Vice President	Its:	President [ILLEGIBLE]

L&L PROPERTIES LLC

		By:	/s/ George R. Lamb
		Name:	George R. Lamb
		Its:	President

JOINDER:

NOVA ENERGY HOLDING, INC., a Delaware corporation, hereby executes this Agreement for the sole purpose of guaranteeing Purchaser’s Indemnity Obligation as set forth in Section 5.

NOVA ENERGY HOLDING, INC., a Delaware corporation

By:	/s/ Dallas Neil
Name:	Dallas Neil
Its:	Executive VP-Corporate Development

EXHIBIT A

DESCRIPTION OF PROPERTY

1.             A fee simple estate in the land described on Schedule A-1, attached hereto and made a part hereof commonly known as Lot 1, Shipyard Industrial Park, Seneca, IL (the “Land”).

2.             The existing building on the Property (the “Building”), together with any and all other improvements thereon or fixtures thereto (including all replacements or additions thereto between the date of the Agreement and the Closing Date) such as, but not limited to, all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, lighting, plumbing, refrigeration, gas, sewer, water, telephone, canopies, and signs (which such other improvements and fixtures, together with the Building, are collectively referred to as the “Improvements”) (the Land and Improvements are collectively referred to as the “Real Property”).

3.             All privileges, rights, easements, hereditaments, and appurtenances belonging to or for the benefit of the Land, including, but not limited to, all right, title and interest of Seller in and to any streets, alleys, passages, and other right-of-way included thereon or adjacent thereto (before or after the vacation thereof) and vaults beneath any such streets (hereinafter collectively referred to as the “Appurtenances”).

4.             All right, title and interest of Seller in any and to all furniture, carpets, rugs, draperies, Property operating equipment, telephones, and all other machinery, equipment, furnishings, signs and other tangible personal property situated in or upon or used solely in connection with the operation or maintenance of the Property and located in the Building on the date of this Agreement.

EXHIBIT A-1

A-1

Professional Engineers & Land Surveyors
1304 GEMINI CIRCLE • OTTAWA, IL 61350-1692 TEL: 815-434-3925 • FAX: 815-434-3953

DESCRIPTION OF LOT 1 SHIPYARD INDUSTRIAL PARK

Part of the East Fractional Half of Section 25, Township 33 North, Range 5 East of the Third Principal Meridian, and part of the Northwest Fractional Quarter of Section 30, Township 33 North, Range 6 East of the Third Principal Meridian, all lying north and west of the Illinois River and south and west of the C.S.X.T. Railroad, described as follows: Commencing at the northwest corner of the East Fractional Half of said Section 25; thence South 1°25’10” East 724.90 feet along the west line of said East Fractional Half to the southwest corner of a parcel conveyed by Warranty Deed from Conticarriers & Terminals, Inc. to Pipe & Piling Supplies U.S.A., LTD, as recorded August 18, 1986 as Document #86-08950 in the LaSalle County Recorder’s Office; thence South 89°58’51” East 916.77 feet along the south line of said Pipe & Piling parcel to the southeast corner of said Pipe & Piling parcel; thence North 79°33’50” East 198.84 feet to the west line of a parcel conveyed by Warranty Deed from Conticarriers & Terminals, Inc. to John A. Biewer Company of Illinois, recorded as Document #700632 in the LaSalle County Recorder’s Office; thence South 22°l5’08” East 155.94 feet along the west line of said Biewer parcel to the southwest corner of said Biewer parcel, said southwest corner being the POINT OF BEGINNING; thence continuing South 22°15’08” East 53.97 feet along the southerly extension of the west line of said Biewer Parcel; thence North 68°00’37” East 560.06 feet to the beginning of a 70 foot radius curve concave to the southwest; thence Southwesterly 146.61 feet along said curved line whose chord bears South 8°00’37” West 121.24 feet to the beginning of a 70 foot radius curve concave to the southwest; thence Northwesterly 73.30 feet along said curved line whose chord bears North 81°59’23” East 70.00 feet; thence South 21°51’10” East 2005.7 feet to the north edge of the Illinois River; thence Northeasterly along the north edge of said Illinois River to the southwesterly right-of-way line of the C.S.X.T. Railroad; thence North 42°52’36” West 571.37 feet along the southwesterly right-of-way line of said C.S.X.T. Railroad to the beginning of a 3714.48 foot radius curve concave to the southwest; thence Northwesterly 589.66 feet along said curved southwesterly right-of-way line whose chord bears North 47°25’28” West 589.05 feet; thence North 51°58’20” West 1658.80 feet along said southwesterly right-of-way line to the east line of said John A. Biewer Company of Illinois parcel; thence South 43°45’l3” East 89.89 feet along the east line of said Biewer parcel; thence South 41°38’55” East 20.34 feet along said east line; thence South 29°08’51” East 19.10 feet along said east line; thence South 18°36’37” East 39.00 feet along said east line; thence South 13°47’02” East 40.93 feet along said east line; thence South 11°53’28” East 31.10 feet along said east line; thence South 9°49’47” East 30.87 feet along said east line; thence South 3°26’10” East 79.05 feet along said east line; thence South 3°56’49” West 60.17 feet along said east line; thence South 9°06’33” West 29.12 feet along said east line; thence South 11°51’53” West 30.54 feet along said east line; thence South 17°17’01” West 40.09 feet along said east line; thence South 21°16’02” West 30.43 feet along said east line; thence South 24°09’13” West 29.79 feet along said east line; thence South 27°56’06” West 39.60 feet along said east line; thence South 32°35’44” West 30.17 feet along said east line; thence South 37°56’59” West 39.16 feet along said east line of said Biewer parcel; thence South 56°51’46” West 240.16 feet along the south line of said Biewer parcel; thence South 88°45’09” West 43.09 feet along said south line; thence South 68°10’05” West 155.89 feet along said south line of said Biewer parcel to the POINT OF BEGINNING; situated in LaSalle and Grundy Counties, Illinois.

Also to be known as Lot 1 in Shipyard Industrial Park.

www.ctch-dutt.com

EXHIBIT B

FORM OF ESCROW AGREEMENT

CHICAGO TITLE AND TRUST COMPANY
171 North Clark, Chicago, Illinois 60601

Refer to:	Jennifer Rench
Phone No.:	(312) 223-2986
Fax No.:	(312) 223-5801

STRICT JOINT ORDER #1 ESCROW TRUST INSTRUCTIONS (EARNEST MONEY)

ESCROW TRUST NO.:	DATE:

To:         Chicago Title and Trust Company, Escrow Trustee:

Customer Identification:

Seller:	L&L Properties, LLC, an Illinois limited liability company, and Shipyard Industrial Park, Inc., an Illinois corporation

Purchaser:	Nova Biofuels Seneca, LLC. a Delaware limited liability company

Property Address:	Lot 1. Shipyard Industrial Park, Seneca, Illinois

Project Reference:	Nova Energy

Proposed Disbursement Date:	On or before February 2007

Deposits:

1.            The sum of $50,000.00 by certified check or wire transfer representing the Initial Earnest Money deposited pursuant to the Purchase and Sale Agreement between Seller and Purchaser dated June      , 2006 (the “Purchase Agreement”).

2.             If Purchaser elects to extend the Binding Date pursuant to the Purchase Agreement, Purchaser shall make up to five Additional Deposits of $25,000.00 each, by certifed check or wire transfer representing “Additional Earnest Money”, to be deposited each time the Purchaser elects to extend the Binding Date.

Delivery of Deposits:

The Initial Earnest Money is deposited with the escrow trustee to be delivered by it upon the receipt of a strict order of the Purchaser or its respective legal representatives or assigns: provided that such a sole order is received by the escrow trustee prior to 5:00 pm CST on                     the Binding Date as defined in the Purchase Agreement.

At or after 5:00 pm CST on                          the Initial Earnest Money and any Additional Earnest Money shall be delivered by the escrow trustee only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns.

In no case shall the above-mentioned deposits be surrendered except upon the receipt of an order, as specified above, or in obedience to the court order described below.

Billing Instructions:

Escrow trust fee will be billed as follows: 50% to Seller and 50% to Purchaser; however if the final deed and money escrow closing takes place through Chicago Title and Trust Co., the Joint Order Escrow fee will be waived.

An annual maintenance fee, as determined by the then current rate schedule, will commence: n/a

PLEASE NOTE: The escrow trust fee for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company, at its sole discretion, may reduce or waive the escrow trust fee for these joint order escrow instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title.

Investment:

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all other parties to this escrow, and also provided that escrow trustee is in receipt of the taxpayer’s identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.

Commingle:

Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that escrow trustee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee’s obligation to apply the full amount of the deposits in accordance with the terms of these escrow instructions.

In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions.

Compliance With Court Order:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than such notices referenced in these strict joint escrow instructions) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ: order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney’s fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposits(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

Execution:

These escrow trust instructions are governed by and are to be construed under the laws of the State of Illinois. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

For Purchaser:		For Seller:

Name:	Shipyard Industrial Park, Inc.	Name:	Nova Biofuels Seneca, LLC.
	L&L Properties LLC	By:	Christopher L. Kopecky, Its Attorney
By:	Paul Root, Its Attorney	Address:	One Prudential Plaza
130 East Randolph Drive
Address:	P.O. Box 688		Chicago, IL 60601
	Morris, Illinois 60450	Telephone:	(312)861-7976
Telephone:	(312) 255-8752	Facsimile:	(312)698-2337
Facsimile:	(312) 255-8762	Email:	christopher.l.kopecky@bakernet.com
Email:	N/A

Signature:		Signature:

Accepted: Chicago Title and Trust Company, as Escrow Trustee

By:		Date:

EXHIBIT C

SCHEDULE OF PROPERTY DOCUMENTS

Part 1 - Documents Which Have Been Delivered:                      -NONE-

Part 2 - Documents To Be Delivered (to the extent within Seller’s possession or control):

1.             Plans and specifications for the Building.

2.             Insurance records pertaining to the Building.

3.             Reports, if any, of any building code violation and reports of any action taken in respect thereto -NONE-

4.             Insurance policy in force for the Premises and invoices therefor or other evidence of the costs and coverages thereof.

5.             Existing title policies and survey.

6.             Geo-technical information                     -NONE-

7.             Original soil borings                      -NONE-

8.             Physical reports pertaining to the property.

Part 3 - Documents Which the Purchaser Shall Have Access to at Seller’s Office/Property:

1.             Existing environmental studies.

EXHIBIT E

SCHEDULE OF TITLE INSURANCE ENDORSEMENTS

1.             Extended Coverage Endorsement deleting Schedule B General Exceptions numbered 1 through 5, inclusive.

2.             Real Estate Property Tax Index Number Endorsement.

3.             A 3.1 Zoning Endorsement (to include parking) showing that the use of the Property for industrial/office purposes is designated as a permitted use under the applicable zoning ordinance (and that such use is not a special use or a non-conforming qualified permitted use), and that said municipality is the governmental entity having zoning jurisdiction over such Property.

4.             Restrictions Endorsement 1 insuring against loss by reason of violation of any covenant, restriction or plat building line shown in Schedule B to the Title Commitment.

5.             An Endorsement deleting from the Exclusions from Coverage item no. 4 - the so called “Creditors Rights Exclusion.”